Exhibit 10.6.2

[One Hundred Rupees Indua Non Judicial stamp]

ADDENDUM TO THE PRINCIPAL AGREEMENT

This Addendum is made on the             day of             April, 2011 by and the parties, mentioned herein:

MAGUS Customer Dialog Pvt Ltd,

B1/E16 Mohan cooperative Industrial Estate

Mathura Road

New Delhi 110044      i.e. Party of the First Part,

AND

TV18 Home Shopping Network Ltd,

7th floor FC 24

Sector16A, Film city

Noida 201301      i.e. Party of the Other Part

WHEREAS the above said parties entered into on agreement date 21-06-2008 (herein after referred to as Principal Agreement), subsequently the parties (as per clause 5.1 of the Principal Agreement) mutually agree to extend the term of the Principal Agreement.

1)	In pursuance thereof, the following clause/s’ shall be amended and read as part and parcel of the Principal Agreement

Clause 5.1 shall be amended. The addition is to be read as follows:

The Principal Agreement is herby renewed and period thereof extended for further period of 24 months commencing from 1st April 2011 and ending on 31.03.2013

2)	This Addendum does not change or alter any other term and condition’s of the Principal Agreement, other than those stated herein above.

3)	This Addendum would be considered as part and parcel of the Principal Agreement.

4)	In the event of any conflict (to the extent of the amendments mentioned in Para 1 above) between the terms of this Addendum and that of the Principal Agreement, the terms of this Addendum shall prevail.

5)	This Addendum shall be signed by the parties and shall legally bind the parties thereof.

This Addendum is effective from 1st April 2011 of which parties have signed and acknowledged.

Magus Customer Dialog Pvt, Ltd. /s/ S. JAMBUNATHAN Authorised Signatory	TV18 Home Shopping Network Ltd. /s/ RAMAN GULATI Authorised Signatory

2